Exhibit 5
                                    ---------




                                November 20, 1996



Go-Video, Inc.
7835 East McClain Drive
Scottsdale, Arizona 85260

Ladies and Gentlemen:

                  We have acted as counsel to Go-Video, Inc., a Delaware corporation (the "Company") in connection with the registration by the Company of 4,585,466 shares of common stock, $.001 par value (the "Common Stock"), as contemplated in the Registration Statement on Form S-2 filed with the Securities and Exchange Commission on November 7, 1996 (the "Registration Statement") pursuant to the Securities Act of 1933, as amended.

                  We have examined the Certificate of Incorporation and the Bylaws of the Company and the proceedings of the Board of Directors of the Company relating to the authorization and issuance of the Common Stock and have relied upon the certificate of the Company attached hereto as Exhibit A. In addition, we have made such further examination as we have deemed necessary or advisable for the purposes of rendering the opinion set forth herein.

                  Based upon the foregoing, it is our opinion that:

                  1. The 95,466 shares of Common Stock which may be sold by certain selling shareholders of the Company as contemplated in the Registration Statement, will be validly issued, fully paid, and non-assessable when the shares are issued in accordance with the respective purchase agreements therefor.

                  2. The 3,000,000 shares of Common Stock which are subject to the Registration Statement and issuable pursuant to the exercise of 10% Convertible Subordinated Notes (the "Notes") will be validly issued, fully paid, and non-assessable, when (i) the exercise price therefor has been paid and (ii) the stock certificates representing the 3,000,000 shares of Common Stock have been executed and delivered, all in accordance with the terms of the Notes as contemplated in the Registration Statement.
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Go-Video, Inc.
November 20, 1996
Page 2


                  3. The 600,000 shares of Common Stock which are subject to the Registration Statement and issuable pursuant to the exercise of Common Stock purchase warrants to be issued to holders of the Notes (the "Unit Warrants") will be validly issued, fully paid, and non-assessable when (i) the Unit Warrants are issued, (ii) the exercise price therefor has been paid, and (iii) the stock certificates representing the 600,000 shares of Common Stock have been executed and delivered, all in accordance with the terms of the Notes and Unit Warrants as contemplated in the Registration Statement.

                  4. The 360,000 shares of Common Stock which are to be issued as interest to holders of the Notes will be validly issued, fully paid, and non-assessable when the stock certificates representing the 360,000 shares have been executed and delivered in accordance with the terms of the Notes as contemplated by the Registration Statement.

                  5. The remaining shares of Common Stock which are subject to the Registration Statement and issuable pursuant to various purchase warrants will be validly issued, fully paid, and non-assessable when (i) the exercise price therefor has been paid and (ii) the stock certificates representing the shares of Common Stock have been executed and delivered, all in accordance with the terms of such warrants as contemplated in the Registration Statement.

                  Consent is hereby given to the use of this opinion as an Exhibit to the Registration Statement and to the use of our name wherever it appears in the Registration Statement and the related prospectus.

                                                     Very truly yours,

                                                     /s/ Snell & Wilmer L.L.P.